Exhibit 99.1

RGS Energy Prices $6 Million Public Offering of Common Stock
and Warrants

DENVER, CO, February 8, 2017 – RGS Energy (NASDAQ: RGSE) today announced that it has entered into a securities purchase agreement for a registered offering of (A) units, “Primary Units,” each consisting of one share of Class A common stock, par value $0.0001, or “Common Stock,” and a Series M Warrant to purchase Common Stock, and (B) units, “Alternative Units,” each consisting of one prepaid Series N Warrant to purchase one share of Common Stock and a Series M Warrant to purchase Common Stock, more fully described below. The purchase price for a Primary Unit is $2.50 per unit and the purchase price for an Alternative Unit is $2.49 per unit, for expected aggregate gross proceeds of approximately $6.0 million.

Each Primary Unit consists of one share of Common Stock and a Series M Warrant to purchase 75% of one share of Common Stock at an exercise price of $2.40 per share. The Series M Warrants will be exercisable immediately after issuance and for a period of five years thereafter. Each Alternative Unit consists of a prepaid Series N Warrant to purchase one share of Common Stock and a Series M Warrant. The Series N Warrants will be exercisable immediately after issuance and for a period of five years thereafter at an exercise price of $2.50 per share, of which $2.49 per share will be paid at the closing with $0.01 per share payable upon exercise of the Series N Warrant.

After RGS Energy pays the placement agent fees and estimated offering expenses, RGS Energy expects to receive net proceeds of approximately $5.5 million.

The terms and structure of, and the transaction documents entered into in connection with, this offering are substantially similar to those of the company’s previously reported public offering of Common Stock and warrants closed on February 6, 2017, including comparable leak-out agreements, other than pricing terms and the Series M warrant coverage. Immediately before entering into the securities purchase agreement, there were 4,860,331 shares of Common Stock issued and outstanding.

The offering is expected to close on or about February 9, 2017, subject to customary closing conditions. The warrants will not be separately listed for trading.

The offering is being conducted pursuant to a prospectus supplement and an accompanying prospectus filed as part of an effective shelf registration statement filed with the U.S. Securities and Exchange Commission (“SEC”). Copies of the prospectus supplement and the accompanying prospectus relating to the offering are or will be available free of charge on the SEC’s website at www.sec.gov.

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This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer or sale of any securities, in any state or jurisdiction in which the offer, solicitation, or sale of securities would be unlawful. Any offers, solicitations of offers to buy, or sales of securities will only be made pursuant to the registration statement filed with the SEC, including the related prospectus.

Cautionary Statement Regarding Forward-Looking Statements

This press release by RGS Energy contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such forward-looking statements include, but are not limited to, statements regarding the size and timing of the unit offering discussed herein and the anticipated use of proceeds of the unit offering. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they provide our current beliefs, expectations, assumptions, forecasts, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “expect,” “may,” “will” and similar expressions as they relate to us are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. Therefore, we caution you against relying on any of these forward-looking statements.

Key risks and uncertainties that may cause a change in any forward-looking statement include: our ability to obtain additional capital for implementation of our business turnaround strategy; continued or future non-compliance with Nasdaq’s continued listing requirements; the size and timing of completion of the unit offering discussed herein; and the use of proceeds from the unit offering discussed herein. You should read the section entitled “Risk Factors” in our 2015 Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q for the fiscal quarters ending March 31, 2016, June 30, 2016 and September 30, 2016, and in the preliminary prospectus supplement, each of which has been filed with the SEC, and which identify certain of these and additional risks and uncertainties. Any forward-looking statements made by us in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Media and Investor Relations Contact for RGS Energy:

Ron Both, Managing Partner

Capital Market Access, LLC (CMA)

Tel 1-949-432-7566

RGSE@cma.team

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